Exhibit 99.1

CONTACT:	Media Arts Group, Inc.

Herb Montgomery

Executive Vice President & CFO

(408) 201-5200
www.mediaarts.com
www.thomaskinkade.com

Rubenstein Assocites, Inc.

Scott Tagliarino

(212) 843-8057

or Pat Gitt

(212) 843-8038

For Immediate Release

MEDIA ARTS GROUP REPORTS THIRD QUARTER AND NINE MONTHS 2003 RESULTS

MORGAN HILL, CA: (November 4, 2003) – Media Arts Group, Inc. (NYSE: MDA) today announced financial results for the third quarter and nine months ended September 30, 2003.

Revenue for the third quarter was $17.5 million as compared with $21.1 million for the same quarter last year.  Net income for the third quarter was $2.3 million, or $0.17 per diluted share, as compared to $443,000, or $0.03 per diluted share, for the same quarter last year.   During the third quarter, the Company ceased its efforts to sublease its warehouse facility located in Morgan Hill, California. The warehouse facility was reoccupied and the reserve for sublease losses has been reversed.  This increased net income by $2.1 million, or $0.16 per diluted share.  The Company ended the third quarter with $22.6 million in cash, as compared with $24.5 million at December 31, 2002 and $18.2 million at September 30, 2002.

Sales to galleries for the quarter were $11.3 million and represented 64% of total revenue, as compared to $13 million or 61% of total revenue for the same period last year.  Of the $11.3 million sales to galleries, Thomas Kinkade Signature Galleries represented $8.8 million or 50% of total revenue for the quarter, as compared to $9.7 million or 46% of total revenue for the same quarter last year.  License revenue for the quarter was $2.2 million or 12% of total revenue, representing a 51%

increase as compared to license revenue of $1.4 million or 7% of total revenue for the same quarter last year.

Revenue for the nine months ended September 30, 2003 was $44.5 million as compared to $74.5 million for the nine months ended September 30, 2002.  Net loss for the nine months ended September 30, 2003 was $3.9 million, or $0.30 per diluted share, as compared with a net loss of $2.5 million, or $0.19 per diluted share, for the same period last year.  Net loss for the nine months ended September 30, 2003 included a tax benefit of $0.03 per diluted share from the closure of a subsidiary in the fiscal year ended March 31, 1997, and included a net after-tax benefit of $1.2 million, or $0.09 per diluted share as a result of the Company ceasing its efforts to sublease its warehouse located in Morgan Hill, California and the reversal of the related reserve.  Net loss for the nine months ended September 30, 2002 included an after-tax charge of $2.1 million or $0.16 per diluted share for the establishment of the reserve on the warehouse.

About Media Arts Group, Inc.

Media Arts Group publishes the work of Thomas Kinkade and distributes his art and related collectibles through independently owned galleries worldwide, an extensive network of branded and licensed dealers; and strategic marketing relationships with such companies as Avon Products, Inc., QVC Inc.; and more than 60 product licensees.  The Company’s primary products are canvas and paper reproductions that feature Mr. Kinkade’s artistic unique use of light and his peaceful and inspiring themes.  Mr. Kinkade, known as the “Painter of Light®”, is the most successful and collected living artist in U.S. history.  For more information, please visit the Company’s web site at www.mediaarts.com.

Cautionary Note Regarding Forward Looking Statements:  This news release may contain forward-looking statements.  Any forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Media Arts as of the date hereof.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.  As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.  Factors that might cause such a difference include, but are not limited to, risks relating to the Company’s dependence on one artist, the development and promotion of the Thomas Kinkade Lifestyle Brand, the Company’s dependence upon consumer preferences, reliance on third parties, including product revenue derived through third parties, changes in economic conditions and consumer spending, seasonality in product sales and competition.  These and other risks are detailed from time to time in Media Arts’ periodic reports filed with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed with the Securities and Exchange Commission on March 28, 2003, and its Quarterly Reports on Form 10-Q and in other reports and documents filed from time to time with the Securities and Exchange Commission.  Media Arts Group, Inc. expressly disclaims any obligation to release any updates or revisions to any such forward-looking statements to reflect any change in its expectations with regard thereto or any change in events or circumstances on which any such statement is based.

Media Arts Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	September 30, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$22,555	$24,538
Accounts receivable, net of allowance for doubtful accounts, adjustments and sales returns of $5,595 and $5,010	9,054	12,868
Inventories	13,352	12,563
Prepaid expenses and other current assets	4,454	6,473
Deferred income taxes	6,260	3,334
Income taxes receivable	15	1,585
Total current assets	55,690	61,361
Property and equipment, net	15,463	17,992
Notes receivable	544	613
Notes receivable from related parties	—	96
Long-term deferred income taxes	1,366	2,174
Other assets	71	72
Total assets	$73,134	$82,308

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,136	$6,850
Commissions payable	825	1,145
Accrued royalties	379	496
Accrued compensation costs	496	3,114
Deferred revenue and other accrued expenses	6,042	3,920
Capital lease obligation, current	216	281
Total current liabilities	13,094	15,806
Reserve for leases—long term	—	2,268
Capital lease obligation—long-term	23	303
Total liabilities	13,117	18,377

Stockholders’ equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common Stock, $0.01 par value; 80,000,000 shares authorized; 13,541,000 shares issued and 13,227,000 shares outstanding at September 30, 2003; 13,541,000 shares issued and 13,225,000 shares outstanding at December 31, 2002	90	90
Additional paid-in capital	38,863	38,862
Retained earnings	24,736	28,651
Treasury Stock, 314,000 and 316,000 shares at cost at September 30, 2003 and December 31, 2002, respectively	(3,672)	(3,672)
Total stockholders’ equity	60,017	63,931
Total liabilities and stockholders’ equity	$73,134	$82,308

Media Arts Group, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Net product and other revenues	$15,349	$19,666	$37,668	$68,707
Licensing revenues	2,166	1,437	6,874	5,826
Net revenues	17,515	21,103	44,542	74,533
Cost of revenues:
Cost of product and other revenues	8,202	10,703	24,016	39,649
Cost of licensing revenues	143	72	378	291
Total cost of revenues	8,345	10,775	24,394	39,940
Gross margin	9,170	10,328	20,148	34,593

Operating expenses:
Selling and marketing	5,094	4,869	17,176	17,950
General and administrative	410	4,810	10,429	21,134
Total operating expenses	5,504	9,679	27,605	39,084

Operating income (loss)	3,666	649	(7,457)	(4,491)
Interest income, net	74	74	279	21
Gain on sales of company-owned stores	22	28	67	122
Income (loss) before income taxes	3,762	751	(7,111)	(4,348)
Provision for (benefit from) income taxes	1,508	308	(2,854)	(1,802)

Net income (loss) from continuing operations	2,254	443	(4,257)	(2,546)
Discontinued operations – tax benefit from closure of subsidiary	—	—	342	—
Net income (loss)	$2,254	$443	$(3,915)	$(2,546)

Net income (loss) per share from continuing operations:
Basic	$0.17	$0.03	$(0.32)	$(0.19)
Diluted	$0.17	$0.03	$(0.32)	$(0.19)
Net income per share from discontinued operations:
Basic	—	—	$0.03	—
Diluted	—	—	$0.03	—
Net income (loss) per share:
Basic	$0.17	$0.03	$(0.30)	$(0.19)
Diluted	$0.17	$0.03	$(0.30)	$(0.19)
Shares used in net income (loss) per share computation:
Basic	13,227	13,224	13,227	13,221
Diluted	13,231	13,224	13,227	13,221

Media Arts Group, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(3,915)	$(2,546)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	2,790	4,755
Gain on sales of company-owned stores	(67)	(122)
Loss on disposal of fixed assets	163	719
Amortization of stock-based compensation	—	6
Deferred income taxes	(2,118)	(1,813)
Changes in assets and liabilities:
Accounts receivable	3,814	4,750
Notes receivables from related parties	96	56
Inventories	(789)	5,071
Prepaid expenses and other assets	1,956	2,163
Conversion of notes receivable	—	(446)
Other assets	1	22
Accounts payable	(1,714)	(1,985)
Commissions payable	(320)	(425)
Accrued compensation costs	(2,618)	1,572
Income taxes receivable	1,570	5,342
Accrued expenses	2,122	(312)
Accrued royalties	(117)	(1,063)
Reserve for leases—long term	(2,268)	2,268
Net cash provided by (used in) operating activities	(1,414)	18,012

Cash flows from investing activities:
Acquisitions of property and equipment	(622)	(1,036)
Proceeds from the disposals of galleries	174	256
Proceeds from payments of notes receivable	25	143
Decrease in cash surrender value of life insurance	—	405
Net cash used in investing activities	(423)	(232)

Cash flows from financing activities:
Payments on line-of-credit	—	(1,500)
Repayment of capital lease obligation	(147)	(199)
Proceeds from issuance of common stock	1	19
Net cash used in financing activities	(146)	(1,680)

Net increase (decrease) in cash and cash equivalents	(1,983)	16,100
Cash and cash equivalents at beginning of period	24,538	2,148
Cash and cash equivalents at end of period	$22,555	$18,248